UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2016
United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

______________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 18, 2016, Casey D. Mahon, a director of United Fire Group, Inc. (the "Company"), notified the Company that she will not stand for re-election at the Company's next annual meeting of shareholders to be held in May 2017. Ms. Mahon will continue to serve as a director until such meeting. Her decision to not stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Ms. Mahon has served on the Company's Board since 1993. The Company would like to thank Ms. Mahon for her years of dedication and service.
On November 18, 2016, the Board of Directors (the "Board") of United Fire Group, Inc. (the "Company"), increased the size of the Board from 12 directors to 13 directors. Following the increase in size, the Board elected Brenda Kay Clancy to fill the vacancy created by such increase. Ms. Clancy will stand for election by the Company's shareholders at the Company's Annual Meeting of Shareholders in May 2017.
There are no arrangements or understandings between Ms. Clancy and any other persons pursuant to which Ms. Clancy was elected by the Board as a director of the Company. There have been no transactions nor are there any proposed transactions between the Company and Ms. Clancy that would require disclosure pursuant to Item 404(a) of Regulation S-K.
The Board determined that Ms. Clancy qualifies as a "Non-Employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act and as an "Independent Director" under the listing standards of the NASDAQ Stock Market. Ms. Clancy will serve on the Audit Committee, Compensation Committee and Risk Management Committee of the Board.
Item 8.01. Other Events
At a meeting of the Board of Directors of United Fire Group, Inc. (the "Company" or "UFG") held on November 18, 2016, the directors declared a $0.25 per share quarterly cash dividend, which will be paid December 15, 2016 to common stock shareholders of record as of December 1, 2016. A copy of the Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)     Exhibits.

99.1	Press release of United Fire Group, Inc. dated November 18, 2016.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	November 18, 2016	/s/ Dawn M. Jaffray
Dawn M. Jaffray, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release of United Fire Group, Inc. dated November 18, 2016.

2